SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant                     /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               EA INDUSTRIES, INC.
   ------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                    [INSERT NAME OF FILER WHEN APPLICABLE]
   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
    22(a)(2) of Schedule 14A
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3)
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
(5) Total fee paid:
--------------------------------------------------------------------------------
/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
(3) Filing Party:
--------------------------------------------------------------------------------
(4) Date Filed:
--------------------------------------------------------------------------------

                               EA INDUSTRIES, INC.



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held June 19, 1997




           Please take notice that the Annual Meeting of Shareholders of EA Industries, Inc., a New Jersey corporation (the "Company"), will be held at the offices of the Company at 185 Monmouth Parkway, West Long Branch, NJ on June 19, 1997, at 10:00 a.m. for the following purposes:

                    To elect three (3) Class III directors to the Board of
            Directors;

                    To consider and act upon a proposal to amend the Company's
            Certificate of Incorporation to increase the Company's authorized Common Stock from 12,500,000 shares to 25,000,000 shares.

                    To consider and act upon a proposed amendment to the
            Company's 1994 Equity Incentive Stock Option Plan to increase the number of shares of Common Stock of the Company reserved for issuance under such plan from 2,250,000 shares to 2,500,000 shares;

                    To consider and act upon a proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1997; and

                    To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed May 9, 1997 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                       By order of the Board of
                                                       Directors.


                                                       Richard P. Jaffe
                                                       Secretary
West Long Branch, New Jersey
June 2, 1997




                             IMPORTANT Please sign,
                         date and mail your Proxy Card.

                               EA INDUSTRIES, INC.


                              185 MONMOUTH PARKWAY
                     WEST LONG BRANCH, NEW JERSEY 07764-9989

                                ----------------

                                 PROXY STATEMENT

                  ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
                                  June 19, 1997

                                ----------------

                                     GENERAL

            This Proxy Statement and accompanying proxy are furnished by EA Industries, Inc. (the "Company" or "EAI") to the shareholders ("Shareholders") of the Company in connection with the solicitation of proxies by the Board of Directors for use in voting at the Annual Meeting of Shareholders to be held at the offices of the Company at 185 Monmouth Parkway, West Long Branch, New Jersey on June 19, 1997, at 10:00 a.m. or at any adjournment thereof (the "meeting"). This Proxy Statement and the enclosed proxy are first being mailed to shareholders on or about June 2, 1997. The cost of the solicitation of proxies for the Annual Meeting will be borne by the Company.

Voting Securities and Proxies

            At the close of business on May 9, 1997, the record date for the meeting, there were outstanding and entitled to vote 7,501,707 shares of Common Stock (the "Common Stock"). The owners of Common Stock have all voting rights with respect to matters to come before the meeting. Each share of Common Stock is entitled to one vote.

            All properly executed proxies received in time for the meeting will be voted as specified. Anyone giving a proxy may revoke it at any time prior to the voting thereof by signing, dating and delivering a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and filing written notice of revocation with the Secretary prior to any vote. All shares represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted IN FAVOR OF the election of the nominees for director named herein; FOR the proposal to amend the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 12,500,000 shares to 25,000,000; FOR the proposal to amend the 1994 Equity Incentive Stock Option Plan (the "Equity Incentive Plan") to increase the number of shares of Common Stock of the Company reserved for issuance under the Equity Incentive Plan from 2,250,000 shares to 2,500,000 shares; and FOR the proposal to ratify the selection of Arthur Andersen LLP as the Company's auditors for the fiscal year ending December 31, 1997.

            The affirmative vote of a plurality of the votes cast by the holders of Common Stock entitled to vote at the meeting is required for the election of directors. Approval of the proposals to amend the Equity Incentive Plan, and to ratify the selection of Arthur Andersen LLP as the Company's auditors requires the affirmative vote of a majority of the votes cast by the holders of Common

Stock entitled to vote on each such proposal. The affirmative vote of two thirds of the votes cast by the holders of Common Stock is required to approve the proposal to amend the Certificate of Incorporation. The vote on each proposal will be tabulated as set forth below.

            All votes will be tabulated by an inspector of election at the meeting who will separately tabulate affirmative votes, negative votes, authority withheld for any nominee for director, abstentions and broker non-votes. Authority withheld for any nominee for director will be counted in the tabulation of the votes cast on the election of directors and will have the same effect as a negative vote. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates, except that, solely for purposes of determining whether the proposal to approve the amendment of the Equity Incentive Plan has been approved by the Company's shareholders in compliance with the voting standards of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any proxy containing an abstention with respect to either the proposal to approve the amendment to the Equity Incentive Plan and any shares present at the meeting that are voted as an abstention on such proposal will be counted in the tabulation of the votes cast on such proposal, which will have the same effect as a negative vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the meeting.

Security Ownership of Certain Beneficial Owners and Management


            The following table sets forth, as of April 30, 1997, information with respect to the ownership of the Company's outstanding Common Stock by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) all executive officers, directors and nominees as a group. Unless otherwise indicated, each individual has sole voting and investment power with respect to the shares beneficially owned by him.


                                                                                 Amount and
                                                                                 Nature of
               Name and                                                    Beneficial Ownership               Percent
              Address of                                                     (number of shares                  of
           Beneficial Owner*                         Position                 of Common Stock                  Class
           -----------------                         --------              --------------------               -------
Joseph R. Spalliero, Sr.                   Former President,                    182,109                        2.42%
                                           CEO and Director
Irwin L. Gross                             Chairman of the Board                492,000         (1)(2)         6.15%
Frank G. Brandenberg                       President, Chief                     100,000            (3)         1.30%
                                           Executive Officer
                                           and Nominee for Director
Jules M. Seshens                           Executive Vice                        50,209         (4)(6)           (5)
                                           President, Corporate
                                           Development; and
                                           Director
Seth Joseph Antine                         Director                              22,955      (7)(8)(9)           (5)
Mark S. Hauser                             Director                              38,959       (10)(11)           (5)
William Spier                              Director                              22,292           (10)           (5)
William A. Wilson                          Nominee for Director                       0                           0
Paul E. Finer                              Vice President                        15,000           (12)           (5)
Stanley O. Jester                          Vice President,                       16,667           (13)           (5)
                                           Finance and Treasurer
                                           (Chief Financial
                                           Officer)
Warburg, Pincus Counsellors, Inc.          None                                 559,600           (14)         7.46%
466 Lexington Avenue
New York, NY 10017
Broad Capital Associates, Inc.             None                                 326,472           (15)         4.16%
152 W. 57th Street
New York, NY 10019
Mellon Bank Corporation                    None                                 791,000           (16)        10.50%
One Mellon Bank Center
Pittsburgh, PA 15258
Millenco L.P.                              None                               1,383,333           (17)        15.60%
111 Broadway, 20th Floor
New York, NY 10006
All directors, nominees for director                                            658,082       (1)-(13)         8.06%
and executive officers as a group
of (10 persons)


--------------

   * Addresses are included only for persons who beneficially own more than 5% of the outstanding Common Stock.

   (1) Includes options to purchase 6,500 shares of Common Stock granted pursuant to the 1994 Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). See "Compensation of Directors." Does not include options to purchase 6,000 shares granted under the Non-Employee Directors Plan which are not currently exercisable.

   (2) Includes warrants to purchase an aggregate of 65,500 shares of Common Stock issued by the Company to Mr. Gross, in connection with his retention as a consultant to the Company in March 1994. Also includes options to purchase 166,667 shares of Common Stock granted under the Company's Equity Incentive Plan but does not include options to purchase 83,333 shares also granted at the same time pursuant to the Company's Equity Incentive Plan which are not currently exercisable. Includes options to purchase 83,333 shares granted by the Company to Mr. Gross pursuant to the Company's Equity Incentive Plan but does not include options to purchase 166,667 which are not currently exercisable. See "Compensation of Executive Officers Equity Incentive Plan" and "Transactions with Management and Others." Does not include 20,000 shares of Common Stock held of record by irrevocable trusts for the benefit of the children of Mr. Gross with respect to which an independent trustee exercises voting and investment power. Mr. Gross disclaims beneficial ownership of such shares. Includes 150,000 shares of Common Stock into which certain 7% Convertible Notes held by Mr. Gross are currently convertible. Does not include 1,266,667 shares of Common Stock into which certain 7% Convertible Notes are currently convertible, which are held by irrevocable trusts for the benefit of the children of Mr. Gross with respect to which an independent trustee exercises voting and investment power. Mr. Gross disclaims beneficial ownership of such shares. Does not include 458,286 shares issuable upon conversion of certain 10% Series A Convertible Notes of the Company held by Mr. Gross which are not currently convertible. Does not include 476,000 shares issuable upon conversion of certain 10% Series A Convertible Notes held by certain family related trusts with respect to which an independent trustee exercises voting control and investment power, which are not currently convertible. Mr. Gross disclaims beneficial ownership of such shares.

   (3) Represents 100,000 currently exercisable options to purchase 100,000 shares of Common Stock granted pursuant to the Company's 1994 Equity Incentive Plan but does not include 200,000 options to purchase shares of Common Stock granted pursuant to that Plan, which are not currently exercisable.

   (4) Includes currently exercisable options to purchase 42,709 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 44,791 shares granted pursuant to that Plan, which are not currently exercisable.

   (5)  Represents less than 1% of the outstanding shares of Common Stock.

   (6) Includes currently exercisable options to purchase 7,500 shares of Common Stock granted pursuant to the Company's Non-Employee Directors Plan. Does not include options to purchase 5,000 shares granted under the Non-Employee Directors Plan which are not currently exercisable. See "Compensation of Directors".

   (7) Includes 1,471 shares of Common Stock owned by Mr. Antine. Also includes Class A Warrants to purchase 1,471 shares of Common Stock and Class B Warrants to purchase 1,471 shares of Common Stock. All such warrants are exercisable immediately.

   (8) Includes currently exercisable options to purchase 1,875 shares of Common Stock granted pursuant to the Company's Non-Employee Directors Plan. Does not include options to purchase 5,000 shares granted under the Non-Employee Directors Plan which are not currently exercisable. See "Compensation of Directors."

   (9) Includes currently exercisable options to purchase 16,667 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 16,666 shares granted pursuant to that Plan, which are not currently exercisable.

   (10) Includes currently exercisable options to purchase 5,625 shares of Common Stock granted pursuant to the Company's Non-Employee Directors Plan. Does not include options to purchase 6,875 shares granted under the Non-Employee Directors Plan which are not currently exercisable. Also includes currently exercisable options to purchase 16,667 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 33,333 shares granted pursuant to that Plan, which are not currently exercisable. See " Compensation of Directors."

   (11) Includes options to purchase 16,667 shares of Common Stock granted by the Company to Mr. Hauser pursuant to the Company's Equity Incentive Plan in connection with services he performed for the Company related to a certain joint venture with Israel Aircraft Industries, an Israeli corporation (the "Joint Venture"). Does not include options to purchase 8,333 shares granted under such plan which are not currently exercisable.

   (12) Includes currently exercisable options to purchase 15,000 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 85,000 shares granted pursuant to that Plan, which are not currently exercisable.

   (13) Includes currently exercisable options to purchase 16,667 shares of Common Stock granted under the Company's Equity Incentive Plan, but does not include options to purchase 33,333 shares granted pursuant to that Plan, which are not currently exercisable.

   (14) Represents shares of Common Stock. Does not include 428,571 shares issuable upon conversion of 6% Series A Convertible Notes of the Company which are not currently convertible.

   (15) Includes options to purchase 60,714 shares granted to Broad Capital in July 1995 pursuant to the Company's Equity Incentive Plan. Also includes Class B Warrants to purchase 88,236 shares of Common Stock held by the 1995 Huberfeld Family Charitable Income Trust ("Huberfeld Trust"), in which Mr. Murray Huberfeld is the sole voting trustee, and Class B Warrants to purchase 88,236 shares of Common Stock held by the 1995 Bodner Family Charitable Income Trust ("Bodner Trust"), in which Mr. David Bodner is the sole voting trustee. Messrs. Huberfeld and Bodner are principals of Broad Capital. Each of Broad Capital, the Huberfeld Trust and the Bodner Trust disclaim beneficial ownership in the shares beneficially owned by each of the other parties. See "Transactions with Management and Others - Consulting Agreement with Broad Capital."

   (16) Represents shares held by Mellon Bank Corporation and/or its direct or indirect subsidiaries: Mellon Bank, N.A., Mellon Capital Management Corporation, The Dreyfus Corporation, Dreyfus Growth & Value Fund, Inc., Dreyfus Aggressive Growth Fund and Premier Aggressive Growth Fund, Inc.

   (17) Represents 50,000 shares of stock underlying a Warrant held by Millenco L.P. and 1,333,333 shares underlying certain 9% Convertible Subordinated Debentures held by Millenco L.P.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

            One of the purposes of the meeting is the election of directors. Pursuant to the Company's Bylaws, the number of directors may be not less than three nor more than nine. The directors are divided into three classes, with staggered three year terms, and up to three directors are permitted in each class. There are presently three Class I directors, one Class II director and one Class III director. Under the provisions of the Company's Bylaws, a vacancy may be filled by the Board of Directors. Directors elected by the Board to fill vacancies will stand for election at the earlier of the next Annual Meeting of Shareholders or the next meeting of shareholders for the election of directors.

                    At this year's meeting, three (3) individuals are to be elected to serve as a Class III directors until the Annual Meeting of Shareholders in 2000 or until his successor has been elected and qualified. The nominees for Class III directors are Frank G. Brandenberg, William Spier and William A. Wilson.

            Messrs. Seshens, Antine and Hauser are current Class I directors, Irwin L. Gross is a current Class II director, and William Spier is a current Class III director.

            Unless otherwise directed, or if no specification is made, it is the intention of the persons named in the enclosed form of proxy to vote proxies received IN FAVOR OF the election of Messrs. Brandenberg, Spier and Wilson as Class III directors. The Company has no reason to believe that any of these nominees will not be available for election as a director. However, should any of the nominees become unable to serve, proxies may be voted for substitute nominees in the discretion of those named as proxies.

Nominees For Director

            The following information, which is given as of May 15, 1997, has been furnished by the persons nominated for election as Class III directors of the Company and by current directors whose terms will not expire in 1997 and who therefore are not nominees for election at the meeting.

Class III - Term Expires 1997

            Frank G. Brandenberg, 50, was appointed President and Chief Executive Officer of the Company in May 1997 and is a nominee for director. For approximately 28 years prior to joining the Company, Mr. Brandenberg held a series of management positions at Unisys Corporation, including most recently Group Vice President and General Manager, Personal Computers and NT Servers from April 1994 - May 1996 and Deputy President for the Computer Systems Group from May 1990 to April 1994. Unisys is a manufacturer of computer hardware and a designer and provider of computer software and services. Mr. Brandenberg has a B.S. in Industrial Engineering and a M.S. in Operations Research from Wayne State University.

            William Spier, 62, was elected a director of the Company in October 1995 to fill a Class III vacancy. Mr. Spier was Chairman of DeSoto, Inc., a detergent manufacturer, since May 1991 to September 27, 1996, and has been the Chairman and President of Sutton Holding Company, a New York-based investment company, since 1989. Mr. Spier is also currently a director of Geotek Industries, Inc., a public telecommunications company (since June 1990), Video Lottery Technologies, Inc., a public company in the business of manufacturing gaming equipment (since March 1991), Integrated Technology USA, Inc. and Keystone Consolidated Industries, Inc.

            William A. Wilson, 63, has been the Vice Chairman of ICC Technologies, Inc., since February 1994 and served as Treasurer of ICC from February 1994 to December 1994. He also served as President and Chief Executive Officer of ICC from July 1991 to February 1994 when he retired from such positions. Prior to joining ICC, Mr. Wilson held a series of senior management positions with United Technologies Corporation from 1980 to 1991, including most recently as Senior Vice President of its Commercial/Industrial Group and prior thereto as President and Chief Executive Officer of Carrier, President of European Operations for Otis of Otis Elevator Company responsible for manufacturing planning. Mr. Wilson also serves as a director of ICC, and Inter-City Products Corporation, a publicly held manufacturer of air conditioning equipment. He has a Bachelor of Science degree in Mechanical Engineering from Drexel University.


Directors Whose Terms Continue

            The following directors will continue in office in accordance with the Company's Certificate of Incorporation and Bylaws and are not nominees for election at the 1996 Annual Meeting of Shareholders.

Class I - Term Expires 1999

            Jules M. Seshens, 53, was elected a director of the Company in May 1994 to fill a Class I vacancy. Mr. Seshens was also elected Vice President, Corporate Development of the Company in April 1995 and Executive Vice President in 1996. He has been an independent venture capitalist/entrepreneur since May 1982 in the computer, telecommunications, energy services and environmental services industries. He has served as President of The Best Company, an environmental services company, from 1989 to 1992; Corporate Vice President of Marketing and Sales for ICC from 1985 to 1989; and Executive Vice President of General Data Systems, Ltd., a company engaged in providing consulting and computer-based products and services from 1982 to 1985. From May 1969 until May 1982, Mr. Seshens was employed by COMSHARE, Inc., an international computer services company, in various management positions, including Vice President and General Manager of the Microcomputer Division from July 1981 to May 1982 and, prior to that, as Vice President and General Manager of the Telephone/Telecommunications Industries Division. Mr. Seshens holds both a Bachelor of Science Degree and Master of Business Administration Degree from Temple University, Philadelphia, Pennsylvania.

            Seth Joseph Antine, 29, was elected a director of the Company in May 1994 to fill a Class I vacancy. Since April 1993 he has been an independent financial consultant with an office in New York, New York. From January 1991 until April 1993, Mr. Antine was President of Gotham Food Corp., an owner and operator of several restaurants in New York, New York. From January 1990 until January 1991 Mr. Antine was an accountant with Laventhol & Horwath. Mr. Antine received a B.S. degree in accounting from Touro College in December 1989.

            Mark S. Hauser, 39, was elected a director of the Company in October 1995 to fill a Class I vacancy. Mr. Hauser is a Founder and Managing Director of Hauser, Richards & Co. and Tamarix Capital Corporation, investment and merchant banking firms. Prior to founding Hauser, Richards & Co. in March 1991, Mr. Hauser was a Managing Director at Ocean Capital Corporation, a private international investment banking firm. He has extensive experience in international financial transactions including corporate mergers and acquisitions, capital-raisings, and financial restructurings. Prior to joining Ocean Capital Corporation in 1986, Mr. Hauser worked as a corporate finance and banking attorney at the New York office of Rogers & Wells. Mr. Hauser is a director of ICC Technologies, Inc. ("ICC"), a public company which, through a joint venture with Engelhard Corporation, is engaged in the business of designing, manufacturing and selling desiccant wheel components and desiccant air conditioners. In 1996, Mr. Hauser became a director of Global One Distribution & Merchandising Inc., a publicly-held company engaged in the publishing of licensed posters. Mr. Hauser is an Advisory Director of Direct Language Communications, a multi-lingual communication service company, and Vice Chairman of the Board of Directors of The Holmes Protection Group, Inc., a public security alarms company. Mr. Hauser is a member of the New York Bar and is admitted to practice law as a solicitor to the Supreme Court of New South Wales in Australia. He has economics and law degrees from Sydney University and a Master of Law degree from the London School of Economics and Political Science.

Class II - Term Expires 1998

            Irwin L. Gross, 53, was elected a director of the Company in March 1994 to fill a Class II vacancy, and was elected as Chairman of the Board of Directors in April 1995. Mr. Gross was elected President and Chief Executive Officer ("CEO") of the Company in December, 1996. Since May 1984, Mr. Gross has served as Chairman of the Board of Directors of ICC Technologies, Inc. ("ICC"). Mr. Gross is also President and Chief Executive Officer of ICC and the Chief Executive Officer of Engelhard/ICC. Mr. Gross served on the Board of Directors of PowerSpectrum Inc., a private company involved in telecommunications from 1992 to July 27, 1993. From January 1982 to May 1984, Mr. Gross was employed in various capacities by International Mobile Machines Corporation, a publicly-held company engaged in the development of telecommunications systems and computer security devices, in which company he served as Executive Vice President from January 1982 until October 1983 and as Director for Corporate Development from October 1983 until April 1984. From 1968 to 1982, he was a practicing attorney in Philadelphia, Pennsylvania. He holds a Bachelor of Science degree in Accounting from Temple University, Philadelphia, Pennsylvania, and a Juris Doctor degree from Villanova University, Villanova, Pennsylvania.

Operation of Board of Directors and Committees

            The Board of Directors holds regular meetings and special meetings when required. The Board has a standing Compensation Committee which assists it in the discharge of its responsibilities. During 1996, the Board held twelve
(12) meetings. In 1996, each member of the Company's Board of Directors attended at least 75% of the meetings of the Board and the Committee on which he serves.

            The Company does not currently have a standing Audit Committee or Nominating Committees but it intends to establish a standing Finance and Audit Committee to review and report to the Board on the scope and results of audits by the Company's independent auditors. It will periodically review with the auditors the adequacy of the Company's system of internal controls, and periodically review with management and the independent auditors compliance with the Company's policies concerning business ethics and conflicts of interest. It will recommend a firm of certified public accountants to serve as auditors of the Company, subject to approval by the Board and ratification by the shareholders, authorize all audits and other professional services rendered by the independent auditors and periodically review the independence of the auditors. The Audit and Finance Committee will be responsible for overseeing, on behalf of the Board, the financial structure of the Company and making recommendations to the Board with respect to any changes in the financial structure of the Company which require Board approval.

            The members of the Compensation Committee during 1996 and currently are Messrs. Antine, Seshens and Spier. The Compensation Committee, makes recommendations to the Board with respect to the salaries and bonuses, if any, of officers of the Company and, also determines the recipients and amounts of awards to be made under the 1972 Stock Option Plan and the Equity Incentive Plan. The Compensation Committee met four times in 1996.

            Messrs. Gross and Hauser are directors of ICC, and Mr. Hauser is also a director of The Holmes Protection Group, Inc. and Global One Distribution & Merchandising Inc. Mr. Gross is also a director of Aydin Corporation, a defense contractor and manufacturer of electronic products. Mr. Spier is a director of Geotek Industries, Inc., Video Lottery Technologies, Inc. Integrated Technology USA, Inc. and Keystone Consolidated Industries, Inc. Mr. Wilson is a director of ICC and of Inter-City Products Corporation, a manufacturer of air conditioning equipment. Each of these companies has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No other director of the Company holds any other directorships in a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Compensation of Directors.

In March 1996, the Board of Directors approved an annual stipend of $75,000 payable to Mr. Gross in consideration for his services to the Company as both an officer and director. The other non-employee directors continued to serve during 1996 without receiving any meeting fees or retainer fees. All directors are reimbursed by the Company for all reasonable out-of-pocket expenses incurred in attending Board and Committee meetings, as well as other business performed on behalf of the Company.

            Non-Employee Directors Plan. In March 1994 the Board of Directors adopted, and in May 1994 the shareholders approved, the Company's Non-Employee Directors Plan for Non-Employee Directors (the "Non-Employee Directors Plan"). Following an amendment to increase the number of shares reserved for issuance approved at the 1995 Annual Meeting of Shareholders held on October 12, 1995, an aggregate of 600,000 shares has been reserved for issuance under the Non-Employee Directors Plan. Under the terms of the Non-Employee Directors Plan, each person who was an Eligible Director (as defined in the Non-Employee Directors Plan) on March 10, 1994 (the "Effective Date") and each person who becomes an Eligible Director thereafter will be granted an option to purchase 12,500 shares of Common Stock. The Non-Employee Directors Plan also provides for the grant of an additional option to purchase 2,500 shares of Common Stock to the individual serving as Chairman of the Board on and after the Effective Date. There is in each case a vesting date which may be accelerated under certain circumstances. As of March 31, 1997, options to purchase a total of 105,000 shares have been granted. The exercise prices to purchase shares under such options are equal to the fair market value of the Company's Common Stock on the date of grant of the respective options. In approving the Non-Employee Directors Plan, the Board considered a variety of factors, including the reduction in amount and subsequent suspension of payment of fees payable to non-employee directors of the Company, the significant commitment of time required from members of the Board to address the issues arising out of the financial difficulties experienced by the Company in recent periods and the importance to the Company and its shareholders of attracting and retaining the services of experienced and knowledgeable independent directors. Only non-employee directors of the Company may participate in the Non-Employee Directors Plan. The Chief Executive Officer, other executive officers, officers and employees of the Company are not eligible to participate in such plan. No options were granted under the plan in 1996. See also "Compensation of Executive Officers - Equity Incentive Plan."

                        DIRECTORS AND EXECUTIVE OFFICERS

            The following table sets forth, as of May 9, 1997, the directors and executive officers of the Company.



            Name                           Age                       Position with the Company
            ----                           ---                       -------------------------
Irwin L. Gross                             53        Chairman of the Board of Directors

Frank G. Brandenberg                       50        President and Chief Executive Officer

Jules M. Seshens (1)                       53        Executive Vice President, Corporate Development, and
                                                     Director

Seth Joseph Antine (1)                     29        Director

Mark S. Hauser                             39        Director


William Spier (1)                          62        Director

Paul E. Finer                              52        Vice President of EAI, and President and Chief Executive
                                                     Officer of Tanon Manufacturing, Inc.

Howard P. Kamins                           40        Vice President and General Counsel of EAI

Stanley O. Jester                          48        Treasurer and Vice President, Finance


(1)  Member of Compensation Committee.


            Stanley O. Jester was elected Treasurer and Vice President, Finance in September 1995 following the resignation of Jonathan R. Wolter who was acting in such capacity. Mr. Jester has over 25 years of experience in accounting, finance and management. Prior to joining EAI in September 1995, Mr. Jester was most recently Chief Financial Officer of Southdown Thermal Dynamics for 6 years, a private environmental remediation firm. Prior to this, Mr. Jester was Chief Financial Officer of Energy Assets International, a public firm in the oil and gas business, for four years. From 1980 through 1985 he was Controller and then Chief Financial Officer of International Oil and Gas, an international private oil and gas exploration company. Mr. Jester was Division Controller and then Controller of Bodcaw Company, a private billion dollar natural resource company, from 1975 through 1980. From 1971 through 1975 he was with Coopers & Lybrand. Mr. Jester has B.S. and M.S. degrees from LA Tech University and has been a CPA for over 20 years.

            Paul E. Finer was named Vice President of the Company and President and Chief Executive Officer of Tanon in February 1996. From August 1987 to September 1995, Mr. Finer served in various executive capacities at KDI Corporation. During the period from March 1990 through September 1995, he was Vice President of KDI Corporation and President of KDI Electronics Group. He also served concurrently as President/CEO of KDI/Triangle Electronics, Inc., a manufacturer of components and subsassemblies for cellular communications and radar applications as well as President/CEO of KDI Precision Products, Inc., a manufacturer of devices for electronic sensing and ordinance applications. From September 1995 through February 1996 Mr. Finer was an independent management consultant. From January 1982 to August 1987, Mr. Finer served as President of Keene Corporation, a manufacturer of a broad range of diversified technologies servicing both the commercial and defense electronics markets. Prior to that, he was President of Chomerics Materials, Inc. and served in various executive capacities at Raytheon Co. Mr. Finer has a B.S. degree from Suffolk University in Boston, Massachusetts.

            Howard P. Kamins joined the Company in April 1996 and was elected General Counsel and Vice President in August 1996. From February 1996 to April 1996, Mr. Kamins operated a private legal practice. Mr. Kamins has over fifteen years of experience in law, finance and management. From December 1992 through February 1996, Mr. Kamins was Vice President and Assistant General Counsel of NovaCare, Inc., a NYSE listed rehabilitation services company. From April 1989 through October 1992, Mr. Kamins was Vice President, General Counsel and Secretary of the Rocking Horse Child Care Centers of America, Inc., a public company operating child care centers and private schools. Mr. Kamins holds a BA degree from the State University of New York and a JD from Stanford Law School.

            Certain information concerning the other executive officers is set forth above under "Election of Directors."

            The executive officers of the Company are elected by, and serve at the discretion of, the Board of Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following Summary Compensation Table sets forth, for the three fiscal years ended December 31, 1996, the compensation for services in all capacities earned by the persons who served as Chief Executive Officers of the Company who received or earned compensation exceeding $100,000 in the fiscal year ended December 31, 1996.


                                             Summary Compensation Table

                                                          Annual Compensation
                                  --------------------------------------------------------------------



                                                                                        Other Annual
       Name and Principal                                                                  Compen-
            Position               Year         Salary ($)         Bonus ($)             sation ($)
            --------               ----         ----------         ---------             ----------
Irwin L. Gross                     1996             --                 --                     --
President and CEO (1)              1995             --                 --                     --
                                   1994             --                 --                     --



Paul E. Finer                      1996         $  212,300         $   --                $    --
Vice President of EAI
and Chief Executive Officer
of Tanon Manufacturing, Inc.

Stanley O. Jester                  1996            117,460             --                     --
Treasurer and Vice                 1995             40,000
President, Finance

Jules M. Seshens                   1996             --                 --                     --
Executive Vice President           1995             --                 --                     --
Corporate Development              1994             --                 --                     --


Joseph R. Spalliero, Sr.           1996            238,400             --                     --
Former President and               1995            240,000            450,000  (15)           --
CEO (15)







                                             Long-Term Compensation
                                --------------------------------------------------
                                             Awards                   Payouts
                                --------------------------------------------------
                                               Securities
                                 Restricted    Underlying            Long-Term        All Other
       Name and Principal           Stock       Options/            Incentive Plan     Compen-
            Position             Award(s)($)     SARs(#)             Payouts($)       sation($)
            --------             -----------     -------             ----------       ---------
Irwin L. Gross                       --          250,000    (2)                    $   75,000      (7)
President and CEO (1)                --            2,500    (3)                        18,800      (7)
                                     --           10,000    (4)
                                                 250,000    (5)
                                                  65,500    (6)

Paul E. Finer                        --          100,000    (8)           --       $    1,600      (9)
Vice President of EAI
and Chief Executive Officer
of Tanon Manufacturing, Inc.

Stanley O. Jester                    --           50,000   (10)           --            1,800      (9)
Treasurer and Vice
President, Finance

Jules M. Seshens                     --           37,500   (11)           --             150,000  (14)
Executive Vice President             --                                   --             150,000  (14)
Corporate Development                --           12,500   (12)           --              20,800  (14)
                                                  50,000   (13)

Joseph R. Spalliero, Sr.             --               --                  --                --
Former President and                 --           87,500   (15)           --                --
CEO (15)




-----------

   (1) Mr. Gross was elected President and CEO of the Company on December 16, 1996.

   (2) Options for 250,000 shares were granted in 1995 pursuant to the Company's Equity Incentive Plan. The exercise price of such options was $29 per share which was the fair market value at the date of the grant, exercisable at the rate of 10% per year, cumulatively. Such options had a term of ten (10) years. In May, 1996 these options were canceled and replaced with options to purchase 250,000 shares of the Company's Common Stock. The exercise price for such options is $19.50 per share which was the fair market value of the Company's Common Stock on the date of the grant. See "Repricing of Options".

   (3) Options granted in 1995 pursuant to the Company's Non-Employee Directors Plan. The exercise price for such options is $30.00 and such exercise price was the fair market value of the Company's Common Stock on the date of the grant.

   (4) Options granted in 1994 pursuant to the Company's Non-Employee Directors Plan. The exercise price for such options is $13.00 and such exercise price was the fair market value of the Company's Common Stock on the date of the grant.

   (5) Options granted in 1994, pursuant to the Company's Equity Incentive Plan. The exercise price of such options is $17.76 which was the fair market value at the date of the grant.

   (6) Warrants granted in 1994 pursuant to a consulting agreement with Mr. Gross. The exercise price of such warrants was $11.08 per share. The fair market value of the Company's Common Stock on the date of the grant was $13.00 per share. See "Certain Relationships and Related Transactions".

   (7) Represents the annual stipend paid to Mr. Gross for serving as an officer and a Director of the Company. No additional compensation has been paid to Mr. Gross since he became President and CEO. See "Compensation of Directors".

   (8) Options granted in 1996 pursuant to the Company's Equity Incentive Plan. The exercise price for such options is $16.00 per share, and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

   (9) Represents the Company's contribution to Company's 401(k) Savings Plan (which covers employees who have completed six months of service).

   (10) Options granted in 1996 pursuant to the Company's Equity Incentive Plan. The exercise price for such options is $14.50 per share, and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

   (11) Options granted in 1996 pursuant to the Company's Equity Incentive Plan. The exercise price for such options is $19.50 per share, and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

   (12) Options granted in 1994 pursuant to the Company's Non-Employee Directors Plan. The exercise price for such options is $17.24 per share and such exercise price is equal to the fair market value of the Company's Common Stock on the date of the grant.

   (13) Options granted in 1994 pursuant to the Company's Equity Incentive Plan. The exercise price for such options is $17.76 per share and is equal to the fair market value of the Company's Common Stock on the date of the grant.

   (14) Represents the annual stipend paid to Mr. Seshens for serving as an officer of the Company.

   (15) On January 4, 1995, the Company acquired Tanon pursuant to a certain acquisition agreement. Upon consummation of the acquisition of Tanon, the Company, through its wholly-owned subsidiary, Tanon, entered into an Employment Agreement with Joseph R. Spalliero, Sr. (formerly the Chairman and President of Tanon), pursuant to which Mr. Spalliero became the President and Chief Executive Officer of the Company in April 1995. The Company granted to Mr. Spalliero, at closing, incentive and non-incentive stock options to acquire an aggregate of 87,500 shares of Common Stock of the Company at an exercise price equal to $34.50 per share, which was the fair market value on January 4, 1995, the date of grant with respect to 76,250 shares, and $37.96 per share, which was 110% of the aforementioned fair market value with respect to 11,250 shares on January 4, 1995, the date of grant. Those options expired. Mr. Spalliero also received a signing cash bonus of $300,000 upon execution and delivery of his Employment Agreement. In addition, under his Employment Agreement, Mr. Spalliero earned a $150,000 bonus during 1995, which was paid in January and February 1996.

            The following table sets forth information concerning grants of options to purchase Common Stock to the named executive officer during the fiscal year ended December 31, 1996.



                                           Option/SAR Grants in Last Fiscal Year

                                                   Individual Grants
                                      ----------------------------------------------------------------------------
                                                              Percent of
                                           Number of            Total
                                           Securities        Options/SARs
                                           Underlying         Granted to                                              Grant Date
                                          Options/SARs       Employees in         Exercise or         Expiration        Present
                  Name                   Granted (#)(2)      Fiscal Year        Base Price($/sh)          Date         Value (3)
                  ----                   --------------      -----------        ----------------          ----         ---------
Joseph R. Spalliero                            --                 --                   --                 --              --
Former President
and CEO (1)

Irwin L. Gross                               250,000            39.6%                 $19.50             5/30/06            $0
President and CEO (4)


Paul E. Finer                                100,000            15.8%                  16.00              2/2/06       816,000
Vice President of EAI
and Chief Executive Officer
of Tanon Manufacturing, Inc.

Stanley O. Jester                             50,000             7.9%                  14.50             8/21/06       386,000
Treasurer and Vice President,
Finance

Jules M. Seshens,                             37,500             5.9%                  19.50             5/30/06       382,500
 Executive Vice President,
 Corporate Development


-----------

   (1) Mr. Spalliero resigned as President and Chief Executive Officer and Director of the Company on November 15, 1996.

   (2)  For information regarding such options, see footnotes (2), (8), (10) and
        (11) respectively, to the "Compensation of Executive Officers Summary Compensation Table".

   (3) Based on the Black-Scholes American option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under the model are based on arbitrary assumptions as to variables such as a risk free rate of return based upon the interest rate on 10 year treasury notes on the date of grant, stock price volatility over a three year period, dividend yield of zero, no presumption of early exercise and no adjustment for non-transferability or risk of forfeiture.

   (4) Represents the grant of options to purchase 250,000 shares of the Company's Common Stock that replaced options to purchase 250,000 shares of the Company's Common Stock. See "Repricing of Options".

            The following table sets forth information concerning the exercise of options to purchase the Company's Common Stock by the named executive officer during the fiscal year ended December 31, 1996 as well as the number and potential value of unexercised options (both options which are presently exercisable and options which are not presently exercisable) as of December 31, 1996.



             Aggregated Option/SAR Exercises in Last Fiscal Year and
                Fiscal Year-End Values of Unexercised Option/SARs

                                                                            Number of
                                                                            Securities                Value of
                                                                            Underlying               Unexercised
                                                                           Unexercised              In-The-Money
                                                                           Options/SARs             Options/SARs
                                                                            at Fiscal                 at Fiscal
                                                                         Year-End (#) (2)         Year-End ($) (3)
                                                                         ----------------         ----------------
                                          Shares
                                        Acquired on         Value          Exercisable/             Exercisable/
               Name                    Exercise (#)     Realized ($)      Unexercisable             Unexercisable
               ----                    ------------     ------------      -------------             -------------
Irwin L. Gross                                                              322,000/                $           0/
President and CEO                                                           256,000                 $           0


Paul E. Finer                                                                15,000/                $           0/
Vice President of EAI and                                                    85,000                 $           0
Chief Executive Officer of
Tanon Manufacturing, Inc.

Stanley O. Jester                                                            16,667/                $           0/
Treasurer and Vice                                                           33,333                 $           0
President, Finance

Jules M. Seshens                                                             50,209/                $           0/
Executive Vice President                                                     49,791                 $           0
Corporate Development

Joseph R. Spalliero, Sr.                                                         --                 $       --
Former President and CEO (1)                                                     --                 $       --



-----------

(1) Mr. Spalliero resigned as President and Chief Executive Officer and Director of the Company on November 15, 1996. The balance of any unexercised options have been canceled.

(2)  For information regarding such options, see footnotes (2) - (6), (8),
     (10) - (13) and (15) respectively to the "Compensation of Executive Officers - Summary Compensation Table".

(3) Based on the closing price per share on the NYSE on Tuesday, December 31, 1996 of $1.625.

Repricing of Options

            The following table sets forth information concerning the repricing of options during 1996.



                          10 Year Option/SAR Repricings

                                                    Market                                     Length of
                                 Number of         Price of        Exercise                     Original
                                 Securities        Stock at        Price at                   Option Term
                                 Underlying        Time of          Time of                   Remaining at
                                Options/SARs      Repricing        Repricing        New         Date of
                                Repriced or           or              or         Exercise     Repricing or
      Name           Date       Amended (#)      Amendment($)    Amendment($)    Price ($)     Amendment
      ----           ----       -----------      ------------    ------------    ---------     ---------
Irwin L. Gross     5/30/96        250,000          $19.50           $29.00        $19.50        9 years



            In May, 1996, options to purchase 250,000 shares of the Company's Common Stock originally granted in 1995 were canceled and replaced with options to purchase 250,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant (the "New Options"). The New Option vests 1/3 on the date of the grant, 1/3 on the first anniversary and 1/3 on the second anniversary of the grant. The New Option becoming effective was conditioned on Mr. Gross making an investment in the Company on terms meeting the approval of the Board of Directors of the Company. Such condition was met in October, 1996. The market price of the Company's Common Stock on the date of the grant of the New Options was $19.50 per share and the market price of the Company's Common Stock at the time the condition was satisfied was $5.50 per share.

            The officers and directors of the Company agreed in March 1997 to exchange all options they currently hold for options or warrants with an exercise price of $3.50 per share; provided that such new options and warrants will not be exercisable unless and until the Company has sufficient authorized and unreserved Common Stock to provide for such exercise and such shares have been listed on the New York Stock Exchange ("NYSE"). The officers and directors of the Company will be issued new options or warrants as follows:

           Directors

           Seth Joseph Antine               50,000
           Mark Hauser                      50,000
           Jules M. Seshens                 50,000
           William Spier                    50,000
                                            ------
              Total                        200,000

           Officers

           Jules M. Seshens                 50,000
           Paul Finer                      200,000
           Stanley O. Jester               100,000
           Howard P. Kamins                100,000
           Irwin L. Gross                  250,000
                                           -------
              Total                        900,000

            Equity Incentive Plan. On May 17, 1994, the Board of Directors adopted the Company's Equity Incentive Plan, which was approved by the shareholders of the Company at the Special Meeting of Shareholders held on June 28, 1994. The Equity Incentive Plan provides for the granting of awards ("Awards") to directors (whether or not employees), officers, employees and consultants in the form of stock options, stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and deferred stock awards ("Deferred Stock Awards"). The variety of awards authorized by the Equity Incentive Plan is intended to give the Company flexibility to adapt the Company's compensation practices as the business environment in which it operates changes. The Board of Directors believes that the Equity Incentive Plan provides a method whereby certain directors, officers, employees and consultants can share in the long-term growth of the Company. Following an amendment to increase the number of shares reserved for issuance approved at the 1996 Annual Meeting of Shareholders held on May 30, 1996, the aggregate number of shares of Common Stock reserved for issuance under the Equity Incentive Plan is 2,250,000 shares. During 1996 options to purchase 37,500 shares were granted Mr. Seshens, a non-employee director of the Company with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Also in May, 1996, options to purchase 250,000 shares of the Company's Common Stock originally granted to Mr. Gross, President, CEO and Chairman of the Board in 1996 were canceled and replaced with options to purchase 250,000 shares of the Company's Common Stock with an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant (the "New Options"). The New Options will vest ratably over three years and have a term of ten (10) years. The New Options becoming effective is conditioned on Mr. Gross making an investment in the Company on terms that meet the approval of the Board of Directors of the Company. Such condition was met in October, 1996. The market price of the Company's Common Stock on the date of the grant of the New Options was $19.50 per share and the market price of the Company's Common Stock at the time the condition was satisfied was $5.50 per share.

            401(k) Savings Plan. The Company's 401(k) Savings Plan (the "401(k)
Plan) covers employees who have completed six months of service. Each active participant may enter into a salary deferral agreement in an amount equal to not less than one percent (1%) nor more then 8% of annual compensation. The Company also contributes an amount equal to $.50 for each $1.00 by which a participant defers compensation up to a maximum of 4% of such participant's compensation. The Company may make a discretionary additional contribution in any year in an amount equal to a percentage of compensation specified by the Board of Directors. Participants' deferred income contributions fully vest when made; Company contributions vest at a rate of 20% per year of service. No discretionary contribution was made by the Company for fiscal 1996.

            All contributions paid by the Company under the 401(k) Plan are maintained in individual participant accounts. Upon retirement, termination of employment or death, the participant's entire vested interest in the account is distributed to the participant or his or her designated beneficiary.

            A participant who has attained age 59 1/2 or sustained a serious financial hardship may make withdrawals from the vested portion of his or her account attributable to salary deferral contributions. In the discretion of the Plan Administrator, a participant may obtain a loan in an amount up to 50% of the portion of the participant's account attributable to salary deferral contributions. In no event may a participant borrow more than $50,000 less the amount of any loans repaid within the preceding 12 months. The minimum loan from the 401(k) Plan is $1,000.

            1972 Stock Option Plan. The Company's 1972 Stock Option Plan provides for the grant of non-qualified stock options and "incentive stock options" as that term is defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the 1972 Stock Option Plan on or after January 1, 1976, and exercised on or after January 1 1981, are eligible for incentive stock option treatment (subject to certain dollar limitations). Other options granted under the 1972 Stock Option Plan are treated as non-qualified stock options. The Company has terminated the 1972 Stock Option Plan effective on April 30, 1996. As of May 1, 1997, there are options to purchase 51,524 shares under the plan which were outstanding.

Employment Contracts and Termination of Employment Agreements. See "Transactions with Management and Others."

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions.

            The members of the Compensation Committee for the Company in 1996 were Messrs. Antine, Seshens and Spier. Mr. Seshens was an officer of, and consultant to, the Company in 1996.

                              CORPORATE PERFORMANCE

    The following graph compares the cumulative total shareholder return for the last five years for the Company's Common Stock to the annual cumulative total returns of (i) the Russell 2000 Index, and (ii) a Peer Group.


                                   [GRAPHIC]

In the printed version of the document, a line graph appears which depicts the following plot points:

                              Comparative Analysis

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                EA INDUSTRIES INC., Russell 2000 and Peer Group
                          December 1991-December 1996
                               EA INDUSTRIES INC.

                  1991       1992      1993      1994      1995      1996
                  ----------------------------------------------------------
EA INDUSTRIES     100        68.182    45.455   300.000   186.364    14.773
Russell 2000      100       116.364   136.150   131.817   166.361   190.918
Peer Group        100       144.956   202.631   194.534   311.694   397.577

            The above graph compares the performance of EA Industries, Inc. with that of (i) the Russell 2000 Index and (ii) a peer group comprised of companies having the same standard industrial classification (SIC) code as the Company's contract manufacturing business (SIC 3672). The performance of each of the companies in this SIC code peer group was weighted by stock market capitalization at the close of each year for a five year period. The contract manufacturing peer group companies are: Data Design Laboratories, Inc., Elexsys International, Inc., Intelligent Systems Corp. and Parlex Corporation.

            The graph assumes that the value of the investment in the Company's Common Stock, and each index, was $100 on December 31, 1991 and that all dividends were reinvested. Total return calculations were performed by D.F. King & Co., Inc. using the data bases of Standard & Poor's Compustat Services, Inc.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

            The Compensation Committee of the Board of Directors has furnished the following report on executive compensation through December 31, 1996.

            The Compensation Committee is comprised of two independent, non-employee directors and Jules M. Seshens, Executive Vice President of the Company and a director. It is charged with the responsibility of administering the Stock Option Plans of the Company and developing and recommending executive compensation policies and specific salaries of the Company's executive officers for consideration by the Board of Directors.

Compensation Philosophy

            The Company's executive compensation program is designed to attract, motivate and retain key executives for the management and long term success of the Company.

            Compensation programs include salary and stock option plans. Such plans are reviewed on an annual basis to evaluate the relevance of the plan to both Company and industry circumstances. The goals of the annual compensation programs include objective evaluation of management performance and relating total compensation to the success of the Company.

            The Company's executive compensation programs have two principal components: base salary and stock option grants. Salary levels reflect performance against stated goals, the amount of responsibility assumed in each position and the overall results of the Company. In addition, stock options may be granted as compensation to link an executive's compensation directly to the growth in the value of the Company's stock through a stock option program. The Compensation Committee believes these components collectively provide an appropriate relationship between an executive's compensation and the Company's financial performance.

Compensation

            The Compensation Committee reviews the performance of the chief executive officer and other officers of the Company annually. The Compensation Committee makes recommendations to the Board with respect to salaries and bonus awards. The Compensation Committee also determines recipients and the number of shares to be covered by option grants under the Equity Incentive Plan to all participants, including officers and directors. Salaries, bonuses, if any, and stock option grants for executive officers are determined by evaluating the performance of the individuals reviewed and their contributions to the performance of the Company, their responsibilities, experience and potential, their period of service at current salary and compensation practices for comparable positions at other companies. Financial results, nonfinancial measures and the chief executive officer's evaluation of other executive officers are considered.

            In order to attract and retain the services of experienced and independent non-employee directors and in light of the implementation of the moratorium on directors' fees in 1995, the Board of Directors and shareholders approved the Non-Employee Directors Plan for Non-Employee Directors.

Stock Option Program

            One of the primary purposes of the Company's stock option program is to provide additional incentives to employees to work toward improving the Company's performance and, in turn, maximize shareholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. The grant of stock options is a means for the Company to provide incentives to attract and retain executives and other employees.

            The grant of stock options is a means for the Company to provide incentives to attract and retain executives and other employees.

1996 Compensation of Chief Executive Officer

            Joseph R. Spalliero, Sr., served as Chief Executive Officer of the Company until December 16, 1996. Mr. Spalliero's compensation was determined by the Board of Directors of the Company in connection with the acquisition of Tanon Manufacturing, Inc. prior to Mr. Spalliero becoming Chief Executive Officer in April 1995. Irwin L. Gross, became Chief Executive Officer of the Company on December 16, 1996 and no review of, or adjustments to, his compensation were considered at that time.

1996 COMPENSATION COMMITTEE

Seth Joseph Antine
Jules M. Seshens
William Spier

                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

Spalliero Separation Agreement

            Effective November 15, 1996, Joseph R. Spalliero resigned as President and Director of the Company. By letter agreement, effective from the expiration of Mr. Spalliero's employment agreement on January 3, 1997 through December 31, 1997 Mr. Spalliero has agreed to serve as an independent sales representative for Tanon. Mr. Spalliero will be paid $5,000 per month plus a commission for sales on a basis equivalent to that of other sales representatives. In addition, Mr. Spalliero agreed not to sell or transfer more than 25,000 shares of Common Stock of the Company during any calendar quarter through December 31, 1998.

Consulting Agreement with Irwin L. Gross

            The Company entered into an agreement with Irwin L. Gross in March 1994 pursuant to which Mr. Gross will provide consulting services and financial advice, for a term of five years ending March 1999. In consideration for such services Mr. Gross received a warrant to purchase 65,500 shares of the Company's Common Stock exercisable 50% on the first anniversary and 50% on the second anniversary of the date of grant at a price of $11.08 per share until March 21, 1999. The closing price of the Company's Common Stock on the date of grant was $13.00, as reported on the NYSE.

Agreements with Broad Capital

            In January 1995, the Company entered into a consulting agreement with Broad Capital Associates, Inc. ("Broad") a financial consulting and advisory company in which Murray Huberfeld and David Bodner are principals. Broad was engaged to provide financial consulting services to the Company. Such agreement was amended on April 27, 1995 to expand the services of Broad, cancel the options originally granted by the Company in consideration for such services, and to grant new options to Broad for such services. On April 27, 1995, in consideration of investment banking services, the Board of Directors granted to Broad, options to acquire 93,750 shares of Common Stock of the Company, exercisable 33 1/3% on the date of grant, 33 1/3% on the first anniversary, and 33 1/3% on the second anniversary of the April 27, 1995 date of grant at an exercise price of $32.75 per share which is equal to the fair market value on the date of grant. The exercise price of such options was subsequently reduced to $18.00 per share and then increased to $20.00 per share but automatically reverted to $32.75 per share as of March 1, 1996.

            In August 1996, the exercise price of such options was reduced to $11.20 per share, exercisable immediately, but will automatically revert to the terms of the original grant on August 1, 1997. On September 3, 1996 Broad exercised its option to purchase 89,286 of such shares at $11.20 per share.

            On July 5, 1995, in connection with the formation of the Joint Venture with Israel Aircraft Industries, Ltd. ("IAI"), the Board of Directors granted Broad options to purchase 106,250 shares of the Company's Common Stock at an exercise price of $32.50 which options vest and are exercisable 33 1/3% on the date of grant, 33 1/3% on the first anniversary of the date of the grant, and 33 1/3% on the second anniversary of the date of the grant. Such options were subsequently amended to an exercise price of $18.00 per share and which reverted to an exercise price of $32.50 on March 1, 1996.

            On November 21, 1995 Broad exercised its option to purchase 50,000 of such shares at $18.00 per share. In consideration for such exercise, the exercise period for the options to purchase the remaining 56,250 shares was extended for an additional period of six months and the exercise price was increased from $18.00 to $20.00 per share. In consideration of Broad's commitment to purchase 89,286 shares of the Company's Common Stock from the April 27, 1995 grant, the options to purchase the remaining 56,250 shares of the July 5, 1995 grant were amended to an exercise price of $11.20 in August, 1996 but will revert to $32.50 on August 1, 1997.

            On September 3, 1996, also in consideration for Broad's commitment to purchase 89,286 shares of the Company's Common Stock from the April 27, 1995 grant, the Board of Directors granted Broad warrants to purchase 89,286 shares of the Company's Common Stock at an exercise price of $12.00 per share until July 31, 1997 and thereafter at $32.50 per share, expiring on July 5, 2000.

            In April 1997, the Company arranged with Broad and certain of its affiliates for standby financing of up to $4,500,000, subsequently reduced to $1,125,000, to provide additional working capital. This commitment is irrevocable until April 1, 1998 and will be further reduced to the extent the Company receives proceeds from the sale of its remaining 96,927 shares of common stock of Aydin Corporation or from additional equity or convertible debt financing. The Company has agreed to issue warrants exercisable at $4.125 per share for 1,000,000 shares in consideration of this commitment.

Investment by Irwin L. Gross

            On August 19, 1996, GFL Advantage Fund transferred and assigned its $2,070,000 outstanding principal amount note of the Company to Irwin L. Gross, Chairman of the Company and certain related family trusts ("the "Note Holders"). In connection with such assignment, the Company canceled the prior note held by GFL Advantage Fund and reissued certain Convertible Notes of the Company in the aggregate principal amount of $2,070,000 due December 29, 1997 (the "Original Convertible Notes") to the Note Holders. These Original Convertible Notes had a maturity date of December 29, 1997 and were convertible into shares of the Company's Common Stock at the fixed conversion price per share of $2.67 (before the effect of the 1 for 4 reverse stock split on December 27, 1996). On February 6, 1997, the Company amended the Original Convertible Notes (the "Convertible Notes") by (i) increasing the aggregate principal amount of such notes to $2,725,000 (the purchase price paid by the Note Holders for the Original Convertible Notes) and (ii) reducing the fixed conversion price of such notes to $1.50 per share, such amendments were made in consideration of the Note Holders foregoing interest and making available certain other loans to the Company.

            During the period beginning on October 25, 1996 and ending on April 10, 1997, the Company has borrowed a total of $4,520,000 from the Chairman of its Board of Directors, certain related trusts and unaffiliated investors. These loans are represented by certain 10% Series A Convertible Notes (the "Series A Notes") issued by the Company. The Series A Notes will mature on January 22, 1999 and are convertible at the option of the holder (i) after January 1, 1998, into shares of Common Stock of the Company at a conversion price of $3.50 per share, or (ii) into shares of Common Stock of Tanon after completion of an initial public offering of shares of Common Stock of Tanon at a conversion price equal to the quotient of (a) twenty five million dollars ($25 million), divided by (b) the number of shares of Common Stock of Tanon that were issued and outstanding at the close of business on the day immediately prior to the effective date of the registration statement covering the shares of Common Stock of Tanon offered in such initial public offering, without giving effect to the number of shares of Common Stock of Tanon being offered in such initial public offering.

            The Series A Notes bear interest at the rate of 10% per annum, payable annually in arrears on January 15, 1998 and January 22, 1999. Interest is payable at the option of the holder in cash or stock of the Company or Tanon at the conversion prices described above. Repayment of the Series A Notes will be secured by a second lien on the stock of Tanon held by the Company and on substantially all the assets of Tanon. These notes are subordinated to amounts owed by Tanon to Schroder and the ability of Tanon to distribute or loan funds to the Company to make interest payments on the Series A Notes is restricted pursuant to the Schroder Loan Facility.

Seshens Consulting Agreement

            Jules M. Seshens, an officer and director of the Company provided management services to BarOn Technologies, Ltd. ("BarOn") on a consulting basis during 1995, 1996 and 1997. BarOn has agreed to pay Mr. Seshens $75,000 per annum for such services.

Employment Agreements

            On December 20, 1996, the Company entered into employment agreements with the following executive officers: Paul Finer, Howard Kamins, Stanley Jester and Jules Seshens. The agreements have an initial term expiring on December 31, 1997, and automatically renew for one year terms unless notice is given at least 180 days before expiration of the then current term. Each of the agreements provide for severance in a lump sum equal to one year's salary and guideline bonus, if any, continuation of benefits for 18 months, and vesting of any unvested options if (i) the executive is terminated for any reason other than due cause, (ii) a change of control of the company occurs, (iii) Irwin L. Gross is no longer Chairman, (iv) the executive's position is materially changed.

            Directors' Compensation. For information with respect to the Company's agreements to pay stipends to certain directors in consideration for their extraordinary services to the Company, see "Election of Directors - Compensation of Directors."

                                   PROPOSAL 2

            PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 12,500,000 SHARES TO 25,000,000 SHARES.

            The Company is currently authorized to issue 12,500,000 shares of Common Stock, no par value. The Company's Certificate of Incorporation currently authorizes 37,500,000 shares of capital stock comprised of 12,500,000 shares of Common Stock and 25,000,000 shares of Preferred Stock. The Company's Board of Directors has approved, subject to shareholder approval, an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock, from 12,500,000 shares, no par value, to 25,000,000 shares, no par value. The Company had 7,501,707 shares of Common Stock outstanding as of May 9, 1997. The increase of 12,500,000 shares of Common Stock is defined as the "Additional Shares". The Company intends to reserve a total of approximately 7.8 million of the Additional Shares for the purposes described below.

            The description of Proposal 2 is qualified in its entirety by reference to the full text of proposed Article FOURTH of the Company's Certificate of Incorporation set forth in Appendix 2, annexed hereto.

            The Company is obligated to issue additional shares upon conversion of certain 9% convertible debentures (the "Aydin Debentures") it issued in connection with its purchase of common stock of Aydin Corporation. As of April 30, 1997, Aydin Debentures in the principal amount of $4,314,000 were outstanding. These debentures are convertible into shares of Common Stock of the Company at a conversion price equal to the lesser of (i) 80% of the average closing price of the Company's Common Stock as traded on the New York Stock Exchange ("NYSE") for the five (5) days preceding the date of a conversion notice, or (ii) $1.50 per share. Based on the current conversion price, the total number of shares reserved for issuance to the holders of the Aydin Debentures will be approximately 2.9 million shares if Proposal 2 is approved.

            The Company is also obligated to issue additional shares upon conversion of certain 7% convertible subordinated notes in the principal amount of $2,725,000 (the "7% Notes") currently held by the Chairman of the Company, certain related family trusts and an unrelated investor. These notes are convertible into shares of Common Stock of the Company at a conversion price equal to $1.50 per share. The total number of shares which will be reserved for issuance to the holders of the 7% Notes will be approximately 1.8 million shares if Proposal 2 is approved.

            The Company is also obligated to issue additional shares upon conversion of certain 10% convertible subordinated notes in the principal amount of $4,520,000 (the "10% Notes") currently held by the Chairman of the Company, certain related family trusts and an unrelated investor. These notes are convertible into shares of Common Stock of the Company at a conversion price equal to $3.50 per share, on or after January 1, 1998. The 10% Notes are also convertible at the option of the holders into shares of Common Stock of Tanon after completion of an initial public offering of shares of Common Stock of Tanon at a conversion price equal to the quotient of (a) twenty five million dollars ($25 million), divided by (b) the number of shares of Common Stock of Tanon that were issued and outstanding at the close of business on the day immediately prior to the effective date of the registration statement covering the shares of Common Stock of Tanon offered in such initial public offering, without giving effect to the number of shares of Common Stock of Tanon being offered in such initial public offering. Based on the current conversion price, the total number of shares reserved for issuance to the holders of the 10% Notes will be approximately 1.3 million shares if Proposal 2 is approved.

            In April 1997, the Company sold convertible notes in the aggregate amount of $4,815,000 including notes issued to pay placement fees (the "Series A Notes"). The Series A Notes bear interest at 6% per annum payable quarterly and have a maturity date of April 30, 1999. The Series A Notes are convertible into shares of the Company's Common Stock at a conversion price per share equal to the lesser of (i) three dollars and fifty cents ($3.50) per share or (ii) eighty percent of the volume weighted average price of the Company's Common Stock as traded on the NYSE for the five days preceding the date of notice to the Company that the holder wishes to exercise its conversion right. The Company has granted piggyback registration rights to the Series A Note holders and has agreed that if the shares underlying the Series A Notes are not covered by an effective registration statement and listed on the NYSE within one hundred and twenty days from the date of issuance, to pay a ten percent penalty, and the holders may accelerate the entire balance of the Series A Notes. Based on the current conversion price, the Company intends to reserve for issuance to the holders of the Series A Notes approximately 1.3 million of the Additional Shares.

            The Company has also issued warrants (the "Lender's Warrants") for an aggregate of 100,000 shares to certain lenders to the Company exercisable at $1.50 per share and a warrant for 1 million shares to the Laura Huberfeld & Naomi Bodner Partnership exercisable at $4.125 per share in consideration of certain standby financing. See "Transactions with Management and Others - Agreement with Broad Capital". The Company intends to reserve 1,100,000 of the Additional Shares for issuance upon exercise of these warrants.

            Officers and directors of the Company hold warrants or options representing 1.2 million shares of Common Stock exercisable at between $3 and $4 per share. Such warrants or options are not exercisable until the Company has a sufficient number of shares of authorized Common Stock which have been listed on the NYSE. The Company intends to reserve a total of 1.2 million of the Additional Shares for issuance to the holders of such warrants or options.

            Although there can be no assurance that any of the warrants or options described in the preceding paragraphs will be exercised, the Board of Directors of the Company believes that it is in the best interests of the Company and its shareholders that the Company be in a position to render such warrants or options exercisable by amending the Certificate of Incorporation and making shares of Common Stock available for issuance if the warrants or options are exercised. In addition, the Board of Directors believes that it is in the best interests of the Company and its shareholders that additional shares of Common Stock should be available to allow for capital formation, particularly in view of the Company's possible requirements for additional working capital in the future. The Board also believes that the availability for issuance of a sufficient number of shares of its capital stock, including Common Stock, will provide the Company with greater flexibility to take advantage of favorable business opportunities and meet business needs as they arise, including the acquisition of other businesses in the future. There are no present plans or arrangements to effect any such acquisition, except for the letter of intent to acquire Tri-Star Technologies Co., Inc. The issuance of additional shares of capital stock in connection with the convertible notes, debentures, warrants and options described above, for capital formation purposes or otherwise will result in the dilution of the ownership interests of the current shareholders in the Company.

            If the Additional Shares are not approved and the option or warrant holders or note or debenture holders seek to exercise their conversion rights, the Company will be in default on such options, warrants, notes or debentures, and the holders of such notes and debentures may demand immediate repayment of the principal and accrued interest on such notes or debentures.

            Under the Company's Shareholder Rights Plan, each holder of Common Stock is entitled to purchase, under certain conditions, one one-hundredth share of Preferred Stock. Accordingly, if shareholders approve the proposal to increase the Company's authorized shares of Common Stock, additional share of Preferred Stock will be reserved for issuance under the Shareholder Rights Plan.

            Vote Required. Adoption of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of two-thirds of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

            Effective Date. The effective date of the amendment to the Certificate of Incorporation set forth in Proposal 2, if the required approval of shareholders is obtained, will be the date of the filing of the Certificate of Amendment in the office of the Secretary of State of New Jersey. The Certificate of Amendment will be filed as soon as reasonably practicable after adoption and approval of Proposal 2 by the Company's shareholders.

            The Board recommends a vote FOR approval of Proposal 2.

                                   PROPOSAL 3

            PROPOSAL TO AMEND THE COMPANY'S 1994 EQUITY INCENTIVE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY RESERVED FOR ISSUANCE THEREUNDER FROM 2,250,000 SHARES TO 2,500,000 SHARES.


            On May 17, 1994, the Board of Directors adopted the Company's Equity Incentive Plan, which was approved by the shareholders of the Company at the Special Meeting of Shareholders held on June 28, 1994.

            The purpose of the Equity Incentive Plan is to enhance the Company's ability to recruit, attract, retain and reward directors, officers, employees and consultants. The Equity Incentive Plan provides for the granting of awards ("Awards") to directors (whether or not employees), officers, employees and consultants in the form of stock options, stock appreciation rights ("SARs"), restricted stock awards ("Restricted Stock Awards") and deferred stock awards ("Deferred Stock Awards"). The variety of awards authorized by the Plan gives the Company flexibility to adapt the Company's compensation practices as the business environment in which it operates changes.

            A total of 666,667 (post reverse split shares) shares of Common Stock was reserved initially for issuance under this plan which amount was increased to 1,500,000 (post reverse split shares) pursuant to an amendment to increase the authorized shares for issuance under this Plan approved by the Shareholders at the 1995 Annual Meeting of Shareholders held on October 12, 1995. On April 12, 1996 the Company's Board of Directors approved an amendment to the Equity Incentive Plan, which was approved by the shareholders at the 1996 Annual Meeting, to increase the number of shares of the Company's Common Stock reserved for issuance under this Plan from 1,500,000 shares to 2,250,000 shares. Options for 2,087,136 shares (net of cancellations and repurchases and including options for 1,200,000 shares which were granted subject to shareholders' approval of an increase in the number of shares reserved for issuance under this
Plan) have been granted as of May 9, 1997.


            On February 12, 1997, the Company's Board of Directors approved an amendment to the Equity Incentive Plan, subject to shareholder approval, to increase the number of shares of the Company's Common Stock by 250,000 from 2,250,000 shares to 2,500,000 shares.

            In approving the amendment to increase the number of shares reserved for issuance under the Equity Incentive Plan, the Board considered the importance to the Company and its shareholders of the ability to grant different types of awards as an incentive to attract and retain directors, executives and other employees.

            The summary of the Equity Incentive Plan set forth below is qualified by reference to the full text thereof which is attached hereto as Appendix I.

            Administration. The Equity Incentive Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee determines the recipients of awards under the Plan, the times at which Awards are made and the terms of each Award. In its discretion, the Board of Directors may elect to administer all or any aspects of the Plan and to perform any of the duties or exercise any of the rights delegated or granted to the Committee under the terms of the Plan; provided, however, that the Board may not make such election if the election would result in the failure of the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 at a time at which the Plan would otherwise be in compliance with such rule. Any determinations and actions of the Committee (or the Board as the case may be), are conclusive and binding on all parties.

            Effective Date and Term of Plan. The Plan was deemed effective on May 17, 1994, the date on which it was adopted by the Board of Directors, following the Plan's approval by the Shareholders on June 28, 1994. The Plan will terminate ten (10) years after the effective date of the Plan, subject to earlier termination by the Board. No Award may be granted under the Plan after the termination date, but Awards previously granted may extend beyond such date.

            Eligibility. All employees of the Company and its subsidiaries and other persons or entities who, in the opinion of the Committee are in a position to make a significant contribution to the success of the Company or its subsidiaries, including non-employee directors of and consultants to the Company or its subsidiaries, are eligible to participate in the Plan.

            Nature of Options. Both "incentive stock options," as defined in
Section 422 of the Code (referred to herein as "ISOs") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to employees of the Company or its subsidiaries.

            Option Price. The exercise price of each option is determined by the Committee, but in the case of an ISO it shall not be less than 100% (110% in the case of an ISO granted to a ten (10%) percent shareholder) of the fair market value of the Common Stock on the date the option is granted.

            Period of Option. The term of an option shall not exceed ten (10) years (five (5) years in the case of an ISO granted to a ten (10%) percent shareholder) from the date the option was granted.

            Exercise of Options. Options become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify. No options are exercisable unless and until the shares underlying such options are listed on the New York Stock Exchange or such other exchange or quotation system on which the Common Stock is then listed or quoted. Subject to the conditions relating to the trading price of the Common Stock and the listing of the Common Stock described above, the Committee may at any time and from time to time accelerate the time at which all or any part of an option may be exercised.

            Payment. Full payment for shares purchased pursuant to an exercise of an option are made at the time of the exercise of the option in cash or such other form of consideration as the Committee may approve, including, without limitation, delivery of shares of Common Stock.

            Stock Appreciation Rights. An SAR is an Award entitling the recipient to receive payment in cash and/or Common Stock, determined in whole or in part by reference to appreciation in the value of a share of Common Stock. In general, an SAR entitles the recipient to receive, with respect to each share as to which the SAR is exercised, the excess of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the date the SAR was granted. The Committee may, however, provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Company's Common Stock in comparison with the performance of other stocks or an index or indices of other stocks.

            Grant of SARs. SARs are granted in tandem with, or independently of, options granted under the Plan. An SAR granted in tandem with an option which is not an ISO is granted either at or after the time the option is granted. An SAR granted in tandem with an ISO is granted only at the time the option is granted.

            Exercise of SARs. An SAR not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an option will be exercisable only at such times, and to the extent, that the related option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the shares subject to the option exceeds the exercise price of such option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

            Restricted Stock Awards. A Restricted Stock Award entitles the recipient to acquire shares of Common Stock, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award is subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries, achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any participant receiving an Award has all the rights of a shareholder of the Company with respect to shares of Restricted Stock, including the right to vote the shares and the right to receive any dividends thereon.

            Deferred Stock Awards. A Deferred Stock Award entitles the recipient to receive shares of Common Stock to be delivered in the future. Delivery of the shares takes place at such time or times, and on such conditions, as the Committee specifies. The Committee may at any time accelerate the time at which delivery of all or any part of the shares will take place.

            Transfers of Awards. No Award (other than an Award in the form of an outright transfer of cash or stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a participant's lifetime is exercisable only by the participant or, in the event of a participant's incapacity, his or her guardian or legal representative.

            Adjustments. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of Common Stock other than normal cash dividends, after the effective date of the Equity Incentive Plan, the Committee makes any appropriate adjustments to the maximum number of shares that may be delivered under the Plan and to any participant. In the event of any such occurrence, the Committee also makes any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee also makes adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

            Mergers, Etc. In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding options and SARs will become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions. Upon consummation of the Transaction, all outstanding options and SARs will terminate and cease to be exercisable. These provisions do not apply, however, to any Transaction as a result of which (a) the holders of Common Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity.

            In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an affiliate thereof grant to participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of
Section 425(e) of the Code. The term "Continuing Director" means any director of the Company who (i) is not an Acquiring Person (as defined in the Plan) or an affiliate of an Acquiring Person and (ii) either was (a) a member of the Board of Directors on May 17, 1994 or (b) nominated for his or her initial term of office by a majority of the Continuing Directors at the time of such nomination.

            Amendments and Termination. The Committee has the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with the Plan provided that no such action will modify an Award in a manner adverse to the participant without the participant's consent, except as such modification is provided for or contemplated in the terms of the Award. The Board may amend, suspend or terminate the Plan without shareholder approval.

            Certain Federal Income Tax Consequences of the Equity Incentive Plan. The following description of certain Federal income tax consequences of the Equity Incentive Plan is based upon current statutes, regulations and interpretations and does not include State or local income tax consequences applicable to a person who receives a stock option under the Equity Incentive Plan.

            Neither the option holder nor the Company incurs any Federal income tax consequences as a result of the grant of an option under the Equity Incentive Plan.

            Upon the exercise of a Non-Qualified Option, the difference between the exercise price and the fair market value of the shares on the Income Recognition Date (defined below) is taxable as ordinary income to the option holder as of such Income Recognition Date. The Income Recognition Date for shares received upon exercise of a Non-Qualified Option under the Equity Incentive Plan is the date of exercise (except in the case of persons subject to Section 16(b) of the Securities Exchange Act of 1934, in which case the Income Recognition Date is generally the later of the date of exercise or the date six
(6) months after the date of grant, unless the option holder elects to recognize income as of the exercise date).

            At the time of a subsequent sale of any shares of Common Stock obtained upon the exercise of a Non-Qualified Option under the Equity Incentive Plan, any gain or loss generally will be a capital gain or loss to the option holder. Such capital gain or loss will be long-term gain or loss if the sale occurs more than one (1) year after the Income Recognition Date and short-term capital gain or loss if the sale occurs one (1) year or less after the Income Recognition Date.

            The Company is entitled to a deduction for Federal income tax purposes at the same time and in the same amount that the holder of a Non-Qualified Option recognizes ordinary income, to the extent that such income is considered reasonable compensation under the Code, and provided that the Company properly withholds taxes in respect of the exercise. The Company is not, however, entitled to a deduction with respect to any payment that constitutes an "excess parachute payment" pursuant to Section 280G of the Code and does not qualify as reasonable compensation pursuant to that Section. Such payments subject a participant in the Plan to a 20% excise tax.

            An option holder will not recognize any income, and the Company will not be entitled to a deduction, upon the exercise of an ISO during the option holder's employment with the Company or within three (3) months after termination of employment (or longer in the event of termination by reason of death or disability); however, in certain circumstances, upon the exercise of an ISO, the option holder may be subject to the alternative minimum tax.

            Assuming that the option holder does not dispose of the shares received within the "incentive stock option holding period", which is both two
(2) years after the ISO was granted and one (1) year after the transfer of shares upon exercise of an ISO, any gain recognized by the option holder on the sale or exchange of the shares will be treated as long-term capital gain and any loss sustained will be a long-term capital loss. If the shares acquired upon exercise of an ISO are disposed of before the end of the incentive stock option holding period, the disposition may cause the option holder to recognize ordinary income.

            A participant who has been awarded Restricted Stock does not recognize taxable income at the time of the award (except in cases where an award of Common Stock is made without the imposition of transfer or forfeiture restrictions, in which case the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction as described below). At the time any transfer or forfeiture restrictions applicable to the Restricted Stock award lapse, the recipient recognizes ordinary income and the Company is entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor (if any), provided that the Company properly withholds taxes at that time. Any dividends paid to the recipient on the Restricted Stock at or prior to such time is ordinary compensation income to the recipient and deductible as such by the Company.

            A participant who is granted a Deferred Stock Award does not recognize ordinary income at the time of the Award. At the time that all of the conditions to the receipt of the Common Stock subject to the Award are satisfied, the recipient recognizes ordinary income and the Company is entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor (if any), provided the Company properly withholds taxes at that time.

            There are no Federal income tax consequences either to the employee or the Company upon the grant of SARs. The amount of any cash (or the fair market value of any Common Stock) received by the holder upon the exercise of SARs under the Plan will be subject to ordinary income tax in the year of receipt and the Company is entitled to a deduction for such amount, provided that the Company properly withholds taxes in respect of the exercise.

            Vote Required. The increase in the number of shares reserved for issuance under the Equity Incentive Plan requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

            The Board of Directors recommends a vote FOR Proposal 3.

                                   PROPOSAL 4

          RATIFICATION OF SELECTION OF ARTHUR ANDERSEN LLP AS AUDITORS


            The Company's Board of Directors has selected Arthur Andersen LLP, independent certified public accountants ("Arthur Andersen"), as auditors of the Company's financial statements for the current fiscal year. Arthur Andersen have acted as auditors of the Company since 1967.

            The Board has determined to afford shareholders the opportunity to express their opinion on the matter of auditors, and accordingly is submitting to the Annual Meeting of Shareholders a proposal to ratify the Board's selection of Arthur Andersen. Failure of the shareholders to ratify the selection of Arthur Andersen will be interpreted as an instruction to seek other auditors.

            Representatives of Arthur Andersen are expected to be present at the Annual Meeting of Shareholders and will be given the opportunity to make a statement if they so desire and to answer appropriate questions.

            Vote required. The proposal to ratify the Board's selection of Arthur Andersen as auditors will be adopted if approved by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote thereon.

    The Board of Directors recommends a vote FOR Proposal 4.



                      OTHER MATTERS WHICH MAY BE PRESENTED
                            FOR ACTION AT THE MEETING

            The management is not aware that any matter other than those specifically set forth in the Notice of Annual Meeting of Shareholders is to be presented for action at the 1997 Annual Meeting. If any other matter is properly presented for action at the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon in accordance with their judgment pursuant to the discretionary authority conferred by the proxy.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

            To the best of the Company's knowledge, based solely on a review of Forms 3, 4 and 5 and amendments thereto, during and with respect to its most recent fiscal year and written representations filed with the Company, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% beneficial owners during the fiscal year ended December 31, 1996 or prior fiscal years were complied with, with the exception that during 1996 and 1997 Irwin Gross filed a Form 4 and a Form 5, each relating to the late report of one transaction.

                SHAREHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING

            Any shareholder who wishes to present a proposal for action at the Annual Meeting of Shareholders for 1998 and who wishes to have it set forth in the Company's Proxy Statement in accordance with the rules of the Securities and Exchange Commission must submit such proposal so that it is received at the Company's principal executive offices no later than January 30, 1998.

                                  MISCELLANEOUS

            The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by certain of the Company's directors, officers and a group of management employees who will not receive any extra compensation for such solicitation other than out-of-pocket expenses, and by the American Stock Transfer & Trust Company which has been engaged to assist the Company in the solicitation of proxies. The cost of solicitation (excluding customary out-of-pocket expenses) is included in the monthly fees of approximately $800 paid by the Company to the American Stock Transfer & Trust Company for services as transfer agent for the Company's Common Stock.

            This Proxy Statement is either accompanied by or has been preceded by the mailing of the Company's Annual Report on Form 10-K as amended, which constitutes the Company's Annual Report to Shareholders. The Annual Report, however, is not to be considered proxy soliciting material nor in any way a part of this Proxy Statement.

            The Company will provide without charge to each person solicited by the Proxy Statement, on the written request of such person, an additional copy of the Company's Annual Report on Form 10-K as amended, including the financial statements and schedules thereto, filed with the Securities and Exchange Commission for its most recent year. Such written requests should be directed to the attention of James Shanley at the address of the Company appearing on the first page of this Proxy Statement.

--------------------------------------------------------------------------------
                                   IMPORTANT
                   Please sign, date and mail your Proxy Card.
--------------------------------------------------------------------------------

                                            By orderof the Board of Directors.



                                            Richard P. Jaffe, Secretary
West Long Branch, New Jersey
June 2, 1997

                                                                      APPENDIX I

                           1994 EQUITY INCENTIVE PLAN

1.         PURPOSE

           The purpose of this 1994 Equity Incentive Plan (the "Plan") is to advance the interests of EA Industries, Inc. (the "Company") and its subsidiaries by enhancing the ability of the Company to (i) attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries;
(ii) reward such persons or entities for such contributions; and (iii) encourage such persons or entities to take into account the long-term interest of the Company through ownership of shares ("Shares") of the Company's Common Stock ("Stock").

           The Plan is intended to accomplish these goals by enabling the Company to grant awards ("Awards") in the form of Options, Stock Appreciation Rights, Restricted Stock or Deferred Stock, all as more fully described below.

2.         ADMINISTRATION

           The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee will determine the recipients of Awards, the times at which Awards will be made and the size and type or types of Awards to be made to each recipient and will set forth in such Awards the terms, conditions and limitations applicable to it. Awards may be made singly, in combination or in tandem. The Committee will have full and exclusive power to interpret the Plan, to adopt rules, regulations and guidelines relating to the Plan, to grant waivers of Plan restrictions and to make all of the determinations necessary for this administration. In its discretion, the Board of Directors may elect to administer all or any aspects of the Plan and to perform any of the duties or exercise any of the rights delegated or granted to the Committee under the terms of the Plan; provided, however, that the Board may not make such election if the election would result in the failure of the Plan to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), at a time at which the Plan would otherwise be in compliance with such rule. Such determinations and actions of the Committee (or the Board as the case may be), and all other determinations and actions of the Committee (or the Board as the case may be) made or taken under authority granted by any provision of the Plan, will be conclusive and binding on all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 11 or to amend or terminate the Plan under Section 16.

3.         EFFECTIVE DATE AND TERM OF PLAN

           Subject to the approval of the Plan by the Company's shareholders*, the Plan will be deemed effective on May 17, 1994. Grants of Awards under the Plan may be made prior to the receipt of shareholder approval, subject to such approval of the Plan.

           The Plan will terminate ten (10) years after the effective date of the Plan, subject to earlier termination of the Plan by the Board pursuant to
Section 16. No Award may be granted under the Plan after the termination date of the Plan, but Awards previously granted may extend beyond that date.


-----------------------
    *   Approved by the shareholders on June 28, 1994.

4.         SHARES SUBJECT TO THE PLAN

           Subject to adjustment as provided in Section 11 below, the maximum aggregate number of Shares of Stock that may be delivered for all purposes under the Plan shall be nine million (9,000,000).*

           If any Award requiring exercise by the Participant for delivery of Stock is canceled or terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of Shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants of Stock except that Stock subject to an Option canceled upon the exercise of an SAR shall not again be available for Awards under the Plan unless, and to the extent that, the SAR is settled in cash. Likewise, if any Award payable in Stock or cash is satisfied in Stock rather than cash, the amount of cash for which such Stock was substituted will be available for future Awards of cash compensation. Shares of Stock tendered by a Participant or withheld by the Company to pay the exercise price of an Option or to satisfy the tax withholding obligations of the exercise or vesting of an Award shall be available again for Awards under the Plan, but only to Participants who are not subject to Section 16 of the Exchange Act. Shares of Restricted Stock forfeited to the Company in accordance with the Plan and the terms of the particular Award shall be available again for Awards under the Plan unless the Participant has received the benefits of ownership (within the applicable interpretation under Rule 16b-3 under the Exchange Act), in which case such Shares may only be available for Awards to Participants who are not subject to Section 16 of the Exchange Act.

           Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional Shares of Stock will be delivered under the Plan and the Committee shall determine the manner in which fractional share value will be treated.

5.         ELIGIBILITY AND PARTICIPATION

           Those eligible to receive Awards under the Plan ("Participants") will be persons in the employ of the Company or any of its subsidiaries ("Employees") and other persons or entities who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries, including non-employee directors of the Company or a subsidiary of the Company and consultants to the Company or a subsidiary of the Company. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. OPTIONS

           a. Nature of Options. An Option is an Award entitling the Participant to purchase a specified number of Shares at a specified exercise price. Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (referred to herein as an "ISO") and non-incentive stock options may be granted under the Plan. ISOs may be awarded only to Employees.

-----------------------
    * Approved by the shareholders on May 30, 1996. Represents pre Reverse Stock Split share number.

           b. Exercise Price. The exercise price of each Option shall be determined by the Committee, but in the case of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten (10%) percent shareholder) of the Fair Market Value of a Share at the time the ISO is granted. For purposes of this Plan, "Fair Market Value" shall have the same meaning as it does in the provisions of the Code and the regulations thereunder applicable to ISOs. For purposes of this Plan, "ten-percent shareholder" shall mean any Employee who at the time of grant owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, Stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any of its subsidiaries.

           c. Duration of Options. In no case shall an Option be exercisable more than ten (10) years (five (5) years, in the case of an ISO granted to a "ten-percent shareholder" as defined in (b) above) from the date the Option was granted.

           d. Exercise of Options and Conditions. Options granted under any single Award will become exercisable at such time or times, and on and subject to such conditions, as the Committee may specify; provided, however, that no Option will become exercisable until the expiration date of such Option if subsequent to the effectiveness of the Plan, the Sale Price (as defined below) of the Company's Common Stock does not equal or exceed $6.00 per share for ten
(10) consecutive trading days. For purposes of this Plan, the Sale Price of the Company's Common Stock shall be the average of the high and low sale prices or, in case no such sale takes place on such day, the average of the high bid and low asked prices, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange-or, if the Common Stock is not then listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the high bid and low asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors. In addition, options will not be exercisable unless the shares subject thereto have been approved for listing on the New York Stock Exchange or such other exchange or quotation system on which the Common Stock is then listed or quoted. Subject to the conditions described above with respect to the Sale Price and listing of the Common Stock, the Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

           e. Payment for and Delivery of Stock. Full payment for Shares purchased will be made at the time of the exercise of the Option, in whole or in part. Payment of the purchase price will be made in cash or in such other form of consideration as the Committee may approve, including, without limitation, delivery of Shares of Stock.

7.         STOCK APPRECIATION RIGHTS

           a. Nature of Stock Appreciation Rights. A Stock Appreciation Right (an "SAR") is an Award entitling the recipient to receive payment, in cash and/or Stock, determined in whole or in part by reference to appreciation in the value of a Share. In general, an SAR entitles the recipient to receive, with respect to each Share as to which the SAR is exercised, the excess of the Fair Market Value of a Share on the date of exercise over the Fair Market Value of a Share on the date the SAR was granted. However, the Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Shares in comparison with the performance of other stocks or an index or indices of other stocks.

           b. Grant of SARs. SARs may be granted in tandem with, or independently of, Options granted under the Plan. An SAR granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. An SAR granted in tandem with an ISO may be granted only at the time the Option is granted.

           c. Exercise of SARs. An SAR not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. An SAR granted in tandem with an Option will be exercisable only at such times, and to the extent, that the related Option is exercisable. An SAR granted in tandem with an ISO may be exercised only when the market price of the Shares subject to the Option exceeds the exercise price of such Option. The Committee may at any time and from time to time accelerate the time at which all or part of the SAR may be exercised.

8.         RESTRICTED STOCK

           A Restricted Stock Award entitles the recipient to acquire Shares, subject to certain restrictions or conditions, for no cash consideration, if permitted by applicable law, or for such other consideration as determined by the Committee. The Award may be subject to such restrictions, conditions and forfeiture provisions as the Committee may determine, including, but not limited to, restrictions on transfer, continuous service with the Company or any of its subsidiaries; achievement of business objectives, and individual, unit and Company performance. Subject to such restrictions, conditions and forfeiture provisions as may be established by the Committee, any Participant receiving an Award will have all the rights of a shareholder of the Company with respect to Shares of Restricted Stock, including the right to vote the Shares and the right to receive any dividends thereon.

9.         DEFERRED STOCK

           A Deferred Stock Award entitles the recipient to receive Shares to be delivered in the future. Delivery of the Shares will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Shares will take place. At the time any Deferred Stock Award is granted, the Committee may provide that the Participant will receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

10.        TRANSFERS

           No Award (other than an Award in the form of an outright transfer of cash or Stock) may be assigned, pledged or transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime will be exercisable only by the Participant or, in the event of a Participant's incapacity, his or her guardian or legal representative.

11.        ADJUSTMENTS

           a. In the event of a stock dividend, stock split or combination of Shares, recapitalization or other change in the Company's capitalization, or other distribution to holders of the Company's Common Stock other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of Shares that may be delivered under the Plan and to any Participant under Section 4 above.

           b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of Shares of Stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change, including the requirement that the Sale Price of the Common Stock equal or exceed the threshold described in Section 6(d). The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

12.        RIGHTS AS A SHAREHOLDER

           Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a shareholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Shares. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Shares subject to the Participant's Award had such Shares been outstanding.

13.        CONDITIONS ON DELIVERY OF STOCK

           The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove any restrictions or legends from Shares previously delivered under the Plan until, (a) in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (b) if the outstanding Shares are at the time listed on any stock exchange, until the Shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company's counsel. If the sale of Shares has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations and agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Shares bear an appropriate legend restricting transfer. If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Shares pursuant to such exercise until the Company is satisfied as to the authority of such representative.

14.        TAX WITHHOLDING

           The Company will have the right to deduct from any cash payment under the Plan taxes that are required to be withheld and further to condition the obligation to deliver or vest Shares under this Plan upon the Participant's paying the Company such amount as it may request to satisfy any liability for applicable withholding taxes. The Committee may in its discretion permit Participants to satisfy all or part of their withholding liability by delivery of Shares with a Fair Market Value equal to such liability or by having the Company withhold from Stock delivered upon exercise of an Award, Shares whose Fair Market Value is equal to such liability.

15.        MERGERS; ETC.

           In the event of any merger or consolidation involving the Company, any sale of substantially all of the Company's assets or any other transaction or series of related transactions as a result of which a single person or several persons acting in concert own a majority of the Company's then outstanding Stock (such merger, consolidation, sale or other transaction being hereinafter referred to as a "Transaction"), all outstanding Options and SARs shall become immediately exercisable and each outstanding share of Restricted Stock and each outstanding Deferred Stock Award shall immediately become free of all restrictions and conditions. Upon consummation of the Transaction, all outstanding Options and SARs shall terminate and cease to be exercisable. There shall be excluded from the foregoing any Transaction as a result of which (a) the holders of Stock prior to the Transaction retain or acquire securities constituting a majority of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity and (b) no single person owns more than half of the outstanding voting Common Stock of the acquiring or surviving corporation or other entity. For purposes of this Section, voting Common Stock of the acquiring or surviving corporation or other entity that is issuable upon conversion of convertible securities or upon exercise of warrants or options shall be considered outstanding, and all securities that vote in the election of directors (other than solely as the result of a default in the making of any dividend or other payment) shall be deemed to constitute that number of shares of voting Common Stock which is equivalent to the number of such votes that may be cast by the holders of such securities.

           In lieu of the foregoing, if there is an acquiring or surviving corporation or entity, the Committee may by vote of a majority of the members of the Committee who are Continuing Directors (as defined below), arrange to have such acquiring or surviving corporation or entity or an Affiliate (as defined below) thereof grant to Participants holding outstanding Awards replacement Awards which, in the case of ISOs, satisfy, in the determination of the Committee, the requirements of Section 425(e) of the Code. The term "Continuing Director" shall mean any director of the Company who (i) is not an Acquiring Person or an Affiliate of an Acquiring Person and (ii) either was (A) a member of the Board of Directors of the Company on the effective date of the Plan or
(B) nominated for his or her initial term of office by a majority of the Continuing Directors in office at the time of such nomination. The term "Acquiring Person" shall mean, with respect to any Transaction, each Person who is a party to or a participant in such Transaction or who, as a result of such Transaction, would (together with other Persons acting in concert) own a majority of the Company's outstanding Common Stock; provided, however, that none of the Company, any wholly-owned subsidiary of the Company, any employee benefit plan of the Company or any trustee in respect thereof acting in such capacity shall, for purposes of this Section, be deemed an "Acquiring Person." The term "Affiliate", with respect to any Person, shall mean any other Person who is, or would be deemed to be an "affiliate" or an "associate" of such Person within the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. The term "Person" shall mean a corporation, association, partnership, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

16.        AMENDMENTS AND TERMINATION

           The Committee will have the authority to make such amendments to any terms and conditions applicable to outstanding Awards as are consistent with this Plan provided that, except for adjustments under Section 11 hereof, no such action will modify such Award in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Award.

           The Board may amend, suspend or terminate the Plan without shareholder approval.


17.        NO GUARANTEE OF EMPLOYMENT

           The grant of an Award under this Plan shall not constitute an assurance of continued employment for any period.

18.        MISCELLANEOUS

           This Plan shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                                                      APPENDIX 2

                            PROPOSED AMENDMENT TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               EA INDUSTRIES, INC.

PROPOSAL 2

           The present text of the first paragraph of Article FOURTH of the Company's Certificate of Incorporation, as previously amended, reads as follows:

                "The total authorized capital stock of this Corporation is thirty-seven million five hundred thousand(37,500,000) shares divided into twelve million five hundred thousand (12,500,000) shares of Common Stock, no par value and twenty-five million (25,000,000) shares of Preferred Stock, no par value. Said shares may be issued by the Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors of the Corporation."

           Proposal 1. If Proposal 2 to amend the Company's certificate of Incorporation to increase the number of authorized shares of Common Stock is approved by the shareholders, the amendment to Article FOURTH will be as follows:

                In the first sentence of the first paragraph of Article FOURTH:
           (i) delete the words "thirty-seven million five hundred thousand (37,500,000)" and substitute therefor the words "fifty million (50,000,000)"; and (ii) delete the words "twelve million five hundred thousand (12,500,000)" and substitute therefore the words "twenty five million (25,000,000)".


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